Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF IT (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  NOR HAVE SUCH SECURITIES BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES LAWS OF ANY U.S. STATE OR UNDER THE SECURITIES (OR SIMILAR) LAWS OF ANY OTHER JURISDICTION.  AS A RESULT, SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, RESOLD, ASSIGNED, PLEDGED, OR HYPOTHECATED, EXCEPT AS PERMITTED UNDER THE ACT, AND ANY APPLICABLE U.S. STATE SECURITIES LAWS AND THE SECURITIES (OR SIMILAR) LAWS OF ANY OTHER JURISDICTION THAT MAY BE APPLICABLE TO THE PARTIES INVOLVED IN ANY TRANSACTION, PROCEDURE OR PROCEEDING TO EFFECT THE FOREGOING. THE HOLDER OF THESE SECURITIES REPRESENTS THAT THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THE HOLDER OF THESE SECURITIES MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN THESE SECURITIES FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE A STATEMENT FROM OR OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER, RESALE, ASSIGNMENT, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT, ANY APPLICABLE U.S. STATE SECURITIES LAWS AND THE SECURITIES (OR SIMILAR) LAWS OF ANY OTHER APPLICABLE JURISDICTION.

AUTHORISZOR, INC.

COMMON STOCK WARRANT

Number of Shares Exercisable for: 7,000,000	Date of Issuance: March 15, 2004
(subject to adjustment)

This warrant  (the “Warrant”) to purchase the common stock (the “Common Stock”) of Authoriszor, Inc. (the “Company”) is being issued pursuant to the Loan and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of March 15, 2004, between the Company and Commercial Technology Limited (the “Lender”).  This Warrant is subject to the terms and conditions of the Purchase Agreement.  Any term not otherwise defined herein shall have the meaning ascribed to it in the Purchase Agreement.

The Company, in consideration for Lender’s agreement to make the Full Loan Amount available to the Company up and until December 31, 2004, hereby issues to Lender or its registered assigns (the “Registered Holder”), subject to the terms set forth below, this Warrant to purchase from the Company, at any time after the date hereof, and on or before the Expiration Date (as defined in Section 5 below), up to 7,000,000 fully paid and nonassessable shares (as adjusted from time to time pursuant to the provisions of this Warrant) of Common Stock.  The warrant exercise price is $0.01 per share (the “Warrant Exercise Price”). The shares of Common Stock purchasable upon exercise of this Warrant (the “Warrant Stock”) and the Warrant Exercise Price shall be adjusted from time to time pursuant to the provisions of this Warrant.

1.                                      Exercise

a)                                      Manner Of Exercise.  This Warrant may be exercised by the Registered Holder at any time after the date hereof until the earliest of (i) March 15, 2014, or (ii) immediately prior to the closing or consummation of one of the events set forth in Section 5(a) hereof (the “Exercise Period”), in whole or in part, by surrendering this Warrant with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company or if the Company so designates at the office of its legal counsel, accompanied by payment in full via bank draft or wire transfer to the Company of the Warrant Exercise Price payable with respect to the number of shares of Warrant Stock purchased upon such exercise.

b)                                      Effective Time Of Exercise.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

c)                                      Delivery To Holder.  As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within thirty (30) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i.)                                 a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

(ii.)                             in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

2.                                       Adjustments for any Stock Splits and Dividends.

If the Company shall issue any shares of the same class as the Warrant Stock as a stock dividend or subdivide the number of outstanding shares of such class into a greater number of shares, then, in either such case, the Warrant Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of shares of Warrant Stock at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if the Company shall contract the number of outstanding shares of the same class as the Warrant Stock by combining such shares into a smaller number of shares, then the Warrant Exercise Price in effect before such combination shall be proportionately increased and the number of shares of Warrant Stock at that time issuable pursuant to the exercise or conversion of this Warrant shall be proportionately decreased.  Each adjustment in the number of shares of Warrant Stock issuable shall be to the nearest whole share.

3.                                      Transfers

a)                                      Unregistered Security.  Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) a statement from or legal opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

b)                                      Transferability.  Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

c)                                      Warrant Register.  The Company will maintain a register containing the name(s) and address(es) of the Registered Holder(s) of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

4.                                      No Impairment

The Company will not intentionally, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets, contact or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

5.                                      Notices Of Certain Transactions

In the event:

a)                                      of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company or a subsidiary of the Company in the case of a reverse merger transaction with or into another corporation, or the acquisition of the Company by another company or any transfer or sale of all or substantially all of the assets or voting securities of the Company or a subsidiary of the Company in the case of a reverse merger transaction, or

b)                                      of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, the Company will promptly send the Registered Holder of this Warrant a notice specifying, as the case may be and to the extent known by the Company, information setting out (i) the date on which any record date is to be set, (ii) the estimated date on which any of the event(s) being notified are reasonably expected by the Company to occur, (iii) reasonable details (in summary form) regarding the nature of the event, subject to any confidentiality restrictions that may be in place, and (iv) applicable contact details and reply information.

6.                                      Reservation Of Stock

The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

7.                                      Exchange Of Warrants

Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, or to the legal counsel of the Company if the Company so requests, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

8.                                      Replacement Of Warrants

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

9.                                      Notices

Any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile; or (c) one business day for deliveries within the United States and two business days for deliveries outside of the United States, following deposit with Federal Express or any other internationally recognized overnight courier service, to the party to be notified at the location indicated for such party in this Agreement (including any exhibit to it), or at such other address as a party may designate by giving at least five (5) business days advance written notice. In the case of notice being given by or to the Company, a copy shall be simultaneously sent to Thompson Legal Advisory Services, attn: Tamara L. Thompson, 229 Brannan Street, Suite 18G, San Francisco, CA USA 94107 facsimile +1 415 896 5166

10.                               No Rights As A Stockholder

Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company, except the rights stated herein.

11.                               No Fractional Shares

No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise.

12.                               Amendment Or Waiver

Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Registered Holder.  Any amendment or waiver effected in accordance with this Section 12 shall be binding on each future Registered Holder and the Company.

13.                               Headings

The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

14.                               Governing Law

This Warrant shall be governed, construed and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law, except with regard to matters of US federal securities laws, in which case such matters shall be governed by US federal securities laws.

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AUTHORISZOR, INC.

By:	/s/Garcia Hanson
Garcia Hanson

Title:	Chief Executive Officer

Address:	First Floor, Ebor Court, Westgate,
Leeds, LS1 4ND, United Kingdom

Phone:	+44 (0) 113 245 4788
Fax:	+44 (0) 113 245 4798

SIGNATURE PAGE TO THE COMMON STOCK WARRANT

EXHIBIT A

PURCHASE FORM

To: Authoriszor, Inc.	Dated:
Attn: President
First Floor Ebor Court
Westgate, Leeds, LS1 4ND
United Kingdom

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase                                    shares of Common Stock covered by such Warrant and herewith makes payments by check or wire transfer to an account designated by the Company in the amount of the Warrant Exercise Price in an amount representing the full purchase price for all shares purchased at the price per share provided for in the Warrant.

The undersigned further acknowledges that it has reviewed the representations and warranties contained in Section 3 of the Purchase Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company as of the date hereof. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the rest of the Purchase Agreement; provided, however, that the term “Lender” shall refer to the undersigned, the term “Securities” shall refer to the Warrant Stock and the term “Agreement” shall refer to the Warrant.

Commercial Technology Limited

Authorised Signature:

Name:	Ian McNeill

Title:	Director

Address:	The Old Granary, Paradise Lane
Hazelwood, Tadcaster, North Yorkshire
LS24 9NJ, United Kingdom

Phone:	+44 (0) 193 753 1555

Facsimile:	+44 (0) 870 458 0410

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EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                                                    hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

NAME OF ASSIGNEE	ADDRESS	NO. OF SHARES

Dated:	Signature:

Witness:

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